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                                   EX-99.B14(b)


      PROTOTYPE NON-STANDARD 401(k) PROFIT SHARING PLAN ADOPTION AGREEMENT


The undersigned employer(s) - **SAVE UNDER client #.adp IN INSTITUION 0DIRECTORY**, hereinafter referred to as the "Employer", hereby adopts the ____________ PROTOTYPE NON-STANDARD FLEX 401(k) PROFIT SHARING PLAN AND TRUST. The name of the Plan shall be ___________.

1.   EMPLOYER TAX IDENTIFICATION NUMBER:  ______________________________.

2. The EFFECTIVE DATE of the initial adoption of the Plan is _____ (usually the first day of the Plan Year).

3. If this is an amendment of an existing plan, the EFFECTIVE DATE of the amendment is __________
     (usually the first day of the Plan Year).

4.   The LAST DAY of the PLAN YEAR, ________ shall be the ANNIVERSARY DATE.

5.   The ENTRY DATE(S) of the Plan:

     5.1 / / Shall be the first day of each PLAN YEAR and the first day of each quarter thereafter.

     5.2 / / Shall be the first day of each PLAN YEAR and the first day of the seventh month of each Plan Year.

     5.3       / /  Other  ____________________________________

6.   ELIGIBILITY REQUIREMENTS

     6.1 CASH OR DEFERRED ARRANGEMENT: Each Employee except the following shall be eligible to participate in the 401(k) Cash or Deferred Arrangement, any Matching Contributions, any Qualified Matching Contributions or any Qualified Non-elective Contributions in accordance with Section 5 above. (Eligibility for participation in any Discretionary Profit Sharing Contributions shall be determined in
          Section 6.2 below).

          a.        / /  Employees who have not attained the age of    (cannot
                    exceed 21).

          b.        / /  Employees who have not completed    Year of Service
                    (cannot exceed 1 year).   If the Year of Service selected is
                    or includes a fractional year, an Employee will not be required to


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                    complete any specified Hours of Service to receive credit
                    for such fractional year.


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          c.        / /  Employees included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee Representatives, if retirement benefits were the subject of good faith bargaining SHALL NOT be eligible to participate. For this purpose, the term "Employee Representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives of the Employer.

          d. / / Employees who are nonresident aliens (within the meaning of Code section 7701(1)(B)) and who received no earned income (within the meaning of Code section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)).

          e. / / Employees included in the following job classifications:

               e.1.      / /  Hourly Employees

               e.2       / /  Salaried Employees

               e.3       / /  commissioned Sales Employees

               e.4 / / Employees of the following Employers aggregated under Code sections 414(b), 414(c) or 414(m)

               e.5       / /  Other  _______________________________________

          f. Unless otherwise elected by the Employer below, the requirements for eligibility to participate of this section 6.1 shall apply to all employees with no exceptions.

               f.1 / / These requirements shall apply solely to an Employee employed after _______. If an Employee was employed on or before the specified date, he shall become a participant immediately

               f.2 / / The age and service requirement for eligibility to participate shall be waived for individuals employed on the Effective Date of this Adoption Agreement.


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     6.2  DISCRETIONARY PROFIT SHARING CONTRIBUTION:  Each Employee except the following shall be eligible to participate in any Discretionary Profit Sharing Contributions in accordance with Section 5 above.

          a. / / Employees who have not attained the age of _____ (cannot exceed 21).

          b. / / Employees who have not completed _____ Year of Service (cannot exceed 1 year unless the Plan provides for 100% vesting of this contribution). If the Year of Service selected is or includes a fractional year, an Employee will not be required to complete any specified Hours of Service to receive credit for such fractional year.

          c. / / Employees included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee Representatives, if retirement benefits were the subject of good faith bargaining SHALL NOT be eligible to participate. For this purpose, the term "Employee Representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives of the Employer.

          d. / / Employees who are nonresident aliens (within the meaning of Code Section 7701(1)(B)) and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).

          e. / / Employees included in the following job classifications:

               e.1       / /  Hourly Employees

               e.2       / /  Salaried Employees

               e.3       / /  Commissioned Sales Employees

               e.4 / / Employees of the following Employers aggregated under Code Sections 414(b), 414(c) or 414(m)

               e.5       / /  Other _________________________________________

          f. Unless otherwise elected by the Employer below, the requirements for eligibility to participate of this Section 6.2 shall apply to all employees with no exceptions.


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               f.1       / /  These requirements shall apply solely to an
                         Employee employed after ______. If an Employee was employed on or before the specified date, he shall become a participant immediately.

               f.2 / / The age and service requirement for eligibility to participate shall be waived for individuals employed on the Effective Date of this Adoption Agreement.

7.   COMPENSATION shall mean all of each Participant's:

     7.1 / / W-2 earnings reported in the Wages, Tips, and Other Compensation Box on Form W2.

     7.2 / / Compensation (as that term is defined in Section 415(c)(3) of the Code).

     which is actually paid to the Participant during:

     7.3       / /  The Plan Year.

     7.4       / /  The calendar year ending with or within the Plan Year.

     7.5 / / Other: (A period determined on the basis of any consecutive monthly period ending within the Plan Year which is at least 12 months in duration and which is applied uniformly to all Employees who are plan Participants).

     7.6 / / Compensation shall include Employer contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the employee under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code.

     7.7 / / Compensation shall not include Employer Contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the employee under Section 125, 402(a)(8), 402(h) or 403(b) of the code

     7.8 / / Compensation shall not include earnings paid prior to the date the Employee became a plan Participant.

     7.9 / / Compensation for determining the amount of the Salary Deferral and Matching Contribution (if applicable) agreed to between the Employer and Employee shall be determined as a percentage of the Employee's Compensation except that Compensation for the purpose of determining this percentage shall not include the following:


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     7.10      / /  Criteria for hardship distributions are set forth in the
               Plan.

8.   NORMAL RETIREMENT AGE shall mean:

     The later of age _____ (not to exceed age 65) or the _____ (not to exceed
     5th) anniversary of the first day of the first Plan Year in which the Participant commenced participation in the Plan. If no age is elected and this section is left blank, Normal Retirement Age shall mean age 65.

9.   VESTING

     9.1 EMPLOYER MATCHING CONTRIBUTIONS: If a Participant terminates prior to Normal Retirement Age he shall receive a percentage of his Accrued Benefit derived from Matching Contributions according to the vesting schedule checked below. Each Participant shall be 100% vested at all times in his Elective Deferral Contributions, Qualified Matching Contributions and Qualified Non-elective Contributions. Each Participant shall vest in his share of any Discretionary Profit Sharing Contributions according to the schedule determined in Section
          9.2 below.

          a.        / /  One hundred percent schedule - 100% at all times.

          b. / / Twenty Percent Schedule - 20% after the second Covered Year of Service and 20% for each additional year credited thereafter, until 100% is reached at six years.

          c.   Variable Schedule:

               Based on Covered Year of Service after Year:

               1 _______ 3 _______ 5 _______ 7 _______ 100%

               2 _______ 4 _______ 6 _______

          This option c shall not be less favorable than the vesting schedules contained in Internal Revenue Code Sections 411(a)(2)(A) and (B).

          d. / / Years of Service for purposes of determining vesting shall exclude Years of Service

                    d.1 / / prior to the Effective Date of this Plan or a predecessor plan.

                    d.2       / /  prior to the age of  18.

          Note: Option b will automatically apply if and when this Plan shall become top heavy provided that Option a has not been elected and Option c is not at least as favorable as Option b.

          If the vesting schedule under the Plan(s) shifts in or out of the above vesting schedule for any Plan Year because of the Plan's top heavy status, such shift is an


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          amendment to the vesting schedule and the election in Section 1.4 of the Plan applies.

          Notwithstanding the above, the Accrued Benefit shall become fully vested at Normal Retirement Age.

     9.2 EMPLOYER DISCRETIONARY PROFIT SHARING CONTRIBUTIONS: If a Participant terminates prior to Normal Retirement Age he shall receive a percentage of his Accrued Benefit derived from Discretionary Profit Sharing Contributions according to the vesting schedule checked below. Each Participant shall be 100% vested at all times in his Elective Deferral Contributions, Qualified Matching Contributions and Qualified Non-elective Contributions.

          a.        / /  One hundred percent schedule - 100% at all times.

          b. / / Twenty Percent Schedule - 20% after the second Covered Year of Service and 20% for each additional year credited thereafter, until 100% is reached at six years.

          c.        / /  Variable Schedule:

               Based on Covered Year of Service after Year:

               1 _______ 3 _______ 5 _______ 7 _______ 100%

               2 _______ 4 _______ 6 _______

          This option c shall not be less favorable than the vesting schedules contained in Internal Revenue Code Sections 411(a)(2)(A) and (B).

          d. / / Years of Service for purposes of determining vesting shall exclude Years of Service

                    d.1 / / prior to the Effective Date of this Plan or a predecessor plan.

                    d.2       / /  prior to the age of 18.

     Note: Option b will automatically apply if and when this Plan shall become top heavy provided that Option a has not been elected and Option c is not at least as favorable as Option b.

     If the vesting schedule under the Plan(s) shifts in or out of the above vesting schedule for any Plan Year because of the Plan's top heavy status, such shift is an amendment to the vesting schedule and the election in
     Section 1.4 of the Plan applies.

     Notwithstanding the above, the Accrued Benefit shall become fully vested at Normal Retirement Age.


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10.  CONTRIBUTIONS

     10.1 DISCRETIONARY PROFIT SHARING CONTRIBUTIONS:  (vests according to
          Section 9.2):

          Employer Profit Sharing contributions under the Plan shall be made solely at the discretion of the Employer pursuant to Section 4.1 of the Plan, and shall be allowed up to the maximum amount specified in
          Section 5.5 of the Plan. Unless elected otherwise below, Employer contributions for Discretionary Profit Sharing shall be made without regard to current or accumulated profits.

          a. / / The Employer shall make this contribution ONLY if it has earned current or accumulated profits.

          b. / / Forfeitures of Employer Profit Sharing Contributions shall be:

               b.1 / / added to and allocated with the Employer's contribution.

               b.2       / /  used to reduce the Employer's contribution.

          c. ALLOCATION OF CONTRIBUTIONS: The Employer Profit Sharing Contribution to the Plan will be allocated among the accounts of Participants as of the Anniversary Date as follows:

               c.1 / / The Employer shall not make this contribution on behalf of a Participant who is not employed with the Employer on the Anniversary Date, unless the Participant terminated employment during the Plan Year by reason of death, disability or retirement.

                    / / The Employer shall not make this contribution on behalf of a Participant who is not credited with:

                    c.1(a)         / /  more than 500 Hours of Service.

                    c.1(b) / / at least 1000 Hours of Service. If the Plan fails to pass the participation or coverage tests required under Code Sections 401(a)26 or 410(b) as a result of this Hours of Service requirement, such requirement shall be reduced to 501.

               c.2 / / ALLOCATION BASED ON COMPENSATION: In the ratio which each Participant's Compensation bears to the Compensation paid to all Participants.

               c.3       / /  ALLOCATION UNDER PERMITTED DISPARITY RULES:
                         Employer Discretionary Contributions for the Plan Year plus any forfeitures will be allocated to Participants' accounts under the rules for


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                         Permitted Disparity.  (As defined in Section 5.8 of the
                         Plan Document).

                    If the Plan is Top Heavy for the Plan Year (as defined in
                    Section 8 of the Plan document), begin at step c.3(a); otherwise begin at step c.3(c).

                    c.3(a) Contributions and forfeitures will be allocated to each Participant's account in the ratio that each Participant's total Compensation bears to all Participant's total Compensation, but not in excess of 3% of each Participant's Compensation.

                    c.3(b) Any contributions and forfeitures remaining after the allocation in c.3(a) above will be allocated to each Participant's account in the ratio that each Participant's Compensation for the Plan Year in excess of the Integration level bears to the Excess Compensation of all Participants, but not in excess of 3% of each Participant's Compensation.

                    c.3(c) Any contributions and forfeitures (remaining after the allocation in c.3(b) above in the case of a Top Heavy Plan) will be allocated to each Participant's account in the ratio that the sum of each Participant's total Compensation and Compensation in excess of the Integration Level bears to the sum of all Participants' total Compensation and Compensation in excess of the Integration Level, but not in excess of the Maximum Disparity Rate.

                    c.3(d) Any remaining Employer contributions or forfeitures will be allocated to each Participant's account in the ratio that each Participant's total Compensation for the Plan Year bears to all Participants' total Compensation for that year.

               c.4 For purposes of section c.3(b) above: EXCESS COMPENSATION SHALL MEAN COMPENSATION IN EXCESS:

                    c.4(a) / / of the Taxable Wage Base in effect as of the beginning of the Plan Year.

                    c.4(b) / / of $__________ (a dollar amount less than the Taxable Wage Base).

                    c.4(c) / / of _____% of the Taxable Wage Base (not to exceed 100%).

     10.2 ELECTIVE DEFERRALS (100% vested): A Participant may elect to have his or her Compensation reduced by the following percentage per pay period, or for a specified pay period or periods, as designated in writing to the Plan Administrator. Unless elected otherwise below, the Employer's contribution for Elective Deferrals shall be made without regard to current or accumulated profits.


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          The amount which may be elected shall not be in excess of _____
          percent of a Participant's Compensation. Unless elected otherwise below, a Participant's election regarding Elective Deferrals shall apply to his cash bonuses.

          a. A Participant may elect to commence Elective Deferrals as of ________ (i.e., each entry date). Such election shall become effective as of the ____________ pay period following the pay period during which the Participant's election to commence Elective Deferrals was made, or as soon as administratively feasible thereafter.

          b. / / A Participant's election regarding Elective Deferrals SHALL NOT apply to Cash Bonuses.

          c. No Participant shall be permitted to have Elective Deferrals made under this plan during any calendar year in excess of $7,000, multiplied by the Adjustment Factor.

          d. A Participant's election to have Elective Deferrals made pursuant to a salary reduction agreement shall remain in effect until modified or terminated.

          e. / / The Employer shall make this contribution ONLY if it has earned sufficient current or accumulated profits.

          f. / / A Participant may modify the amount of Elective Deferrals as of ________ (i.e., each entry date). Such modification shall become effective as of the pay period following the pay period during which the Participant's election to modify Elective Deferrals was made, or as soon as administratively feasible thereafter. A Participant may CEASE Elective Deferrals at any time, effective with the ______ pay period following the pay period during which the Participant's election to cease Elective Deferrals was made, or as soon as administratively feasible thereafter.

11.  QUALIFIED NON-ELECTIVE CONTRIBUTIONS (100% Vested)

     11.1 / / The Employer may make Qualified Non-elective Contributions to the plan in such amounts as determined by the Employer. The contribution shall be 100% vested and treated as a deferral for purposes of distribution. Employer contributions for Qualified Non-elective Contributions shall be made without regard to current or accumulated profits.

     11.2 / / The Employer shall make this contribution ONLY if it has earned current or accumulated profits.

     11.3 If Qualified Non-elective Contributions are needed to meet the Actual Deferral Percentage ("ADP") test described in Section 11.4 of the Plan, such contribution shall be allocated as of the Anniversary Date to the accounts of:

          a.        / /  Non-highly compensated Participants


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          b.        / /  ALL Non-Key and Non-highly Compensated Employees who
                    are Participants

          c.        / /  All Participants

               in the ratio that each such Participant's Compensation for the Plan Year bears to the total Compensation of all such compensated Participants for such Plan Year.

     11.4 If Qualified Non-elective Contributions are made to the Plan for a purpose other than to meet the Actual Deferral Percentage test described in Section 11.4 of the Plan (i.e., to meet a minimum contribution requirement under the top heavy rules), the contribution shall be allocated among the accounts of:

          a. / / Non-Key Participants and shall be made in the ratio in which each Non-Key Participant's Compensation for the Plan Year bears to the total Compensation of all Non-Key Participants for such Plan Year.

          b. / / all Participants and shall be made in the ratio in which each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for such Plan Year.

12.  QUALIFIED MATCHING CONTRIBUTIONS (100% Vested)

     12.1. / / The Employer will make Qualified Matching Contributions to the Plan on behalf of Participants defined below who make Elective Deferrals, irrespective of their employment status on the last day of the Plan Year. The contribution shall be 100% vested and treated as a deferral for purposes of distribution. Qualified Matching Contributions shall be made without regard to current or accumulated profits.

          a.        / /  all Participants who make Elective Deferrals.

          b. / / all Non-highly compensated Participants who make Elective Deferrals.

     12.2 The amount of Qualified Matching Contributions made on behalf of each such Participant shall be as specified below:

          a. / / _____ percent of the Elective Deferral made for each Plan Year.

          b. The Employer shall not match Elective Deferrals as provided in a. above in excess of $__________ or in excess of _____ percent of the Participant's Compensation used for determining the amount of the Participant's Salary Deferral as defined in Section 7 of this Adoption Agreement.


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     12.3      / /  The Employer may make Qualified Matching Contributions from time to time as it deems advisable, without regard to current or accumulated profits. Such contribution shall be equal to a specified percentage of the Participant's Elective Deferral, provided the Employer may establish a limit on the amount of the Elective Deferral which shall be matched by resolution or other official statement. The limit shall be specified as either a dollar amount or as a percentage of Compensation used for determining the amount of the Participant's Salary Deferral as defined in Section 7 of this Adoption Agreement. This contribution shall be made on behalf of all individuals who deferred during the Plan Year. The contribution shall be 100% vested and treated as a deferral for purposes of distribution.

          / / Notwithstanding the above, the Employer shall not make a Qualified Matching Contribution on behalf of a Participant who is not employed with the Employer on the Anniversary Date, regardless of credited Hours of Service, unless the Participant terminated employment during the Plan Year by reason of death, disability or retirement.

          / / Notwithstanding the above, the Employer shall not make a Qualified Matching Contribution on behalf of a Participant who is not credited with:

               a.        / /  more than 500 Hours of Service.

               b. / / at least 1000 Hours of Service. If the Plan fails to pass the participation or coverage tests required under Code Sections 401(a)26 or 410(b) as a result of this Hours of Service requirement, such requirement shall be reduced to 501.

     12.4 The level of contributions chosen by the Employer is subject to the Code Section 401(m)(2) discrimination test and the Section 415 contribution limitations.

13.  MATCHING CONTRIBUTIONS (May be subject to a Vesting Schedule under
     Section 9)

     13.1 / / The Employer will make Matching Contributions to the Plan on behalf of Participants defined below who make Elective Deferrals, irrespective of their employment status on the last day of the Plan Year. The contribution shall be allocated to all Participants who make Elective Deferrals, may be subject to a vesting schedule and treated as a non-elective Employer contribution for purposes of distributions. Matching Contributions shall be made without regard to current or accumulated profits.

     13.2      / /  Matching contributions will be:

          a.        / /  Nonforfeitable when made.


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          b.        / /  Subject to the vesting schedule applicable to Employer contributions, other than Elective Deferrals, Qualified Non-elective Contributions and Profit Sharing Contributions, under the Plan.

          c. / / The amount of such Matching Contributions made on behalf of each Participant shall be:

               c.1 / / _____ percent of the Elective Deferral made for each Plan Year.

               c.2 / / The Employer shall not match Elective Deferrals as provided in a. above in excess of $_________ or in excess of _____ percent of the Participant's Compensation used for determining the amount of the Participant's Salary Deferral as defined in Section 7 of this Adoption Agreement.

     13.3 / / The Employer may make Matching Contributions from time to time as it deems advisable, without regard to current or accumulated profits. Such contribution shall be equal to a specified percentage of the Participant's Elective Deferral, provided that the Employer may establish a limit on the amount of the Elective Deferral which shall be matched. Such limit shall be specified either as a dollar amount or as a percentage of Compensation used for determining the amount of the Participant's Salary Deferral as defined in Section 7 of this Adoption Agreement. This contribution shall be made on behalf of all individuals who deferred during the Plan Year.

          / / Notwithstanding the above, the Employer shall not make a Matching Contribution on behalf of a Participant who is not employed with the Employer on the Anniversary Date, unless the Participant terminated employment during the Plan Year by reason of death, disability or retirement.

          / / Notwithstanding the above, the Employer shall not make a Qualified Matching Contribution on behalf of a Participant who is not credited with:

          a.        / /  more than 500 Hours of Service.

          b. / / at least 1000 Hours of Service. If the Plan fails to pass the participation or coverage tests required under Code Sections 401(a)26 or 410(b) as a result of this Hours of Service requirement, such requirement shall be reduced to 501.

     13.4 The level of contributions chosen by the Employer is subject to the Code Section 401(m)(2) discrimination test and the Section 415 contribution limitations.


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

14.  SPECIAL DISTRIBUTIONS AND MISCELLANEOUS RULES

     14.1 Elective Deferrals, Qualified Matching Contributions, Qualified Non-elective Contributions and income allocable to such amounts shall be distributable upon separation from service, death, or disability, as defined in the underlying Plan document. Further, such amounts may be distributable on any of the following events:

          a. Termination of the Plan without the establishment of another defined contribution plan.

          b. As soon as would be administratively feasible after the disposition by the Employer to an unrelated corporation of substantially all of the assets (within the meaning of Code
               Section 409(d)2)) used in a trade or business of the Employer, if the Employer continues to maintain this Plan after such disposition, but only with respect to Employees who continue employment with the corporation which acquired such assets.

          c. As soon as would be administratively feasible after the disposition by the Employer to an unrelated entity of the Employer's interest in a subsidiary (within the meaning of Code
               Section 409(d)(3)) if the Employer continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary.

     14.2 HARDSHIP DISTRIBUTIONS:

          / / Upon application to, and approval by, the Administrator, a special distribution may be made upon the hardship of the Participant, to the extent provided for in Section 11.6(C) of the Plan, and subject to applicable regulations prescribed by the Secretary of the Treasury.

     14.3 AGE 59 1/2:

          / / A Participant shall be permitted to withdraw all or a portion of his vested account balance on or after the attainment of age
               59 1/2.

     14.4 PARTICIPANT LOANS:

          / /  Participant loans shall be permitted in this Plan.

     14.5 CALENDAR YEAR ELECTION:

          Irrespective of any other language, clause or provision in the Plan and Trust or Adoption Agreement, the Employer may elect to use the calendar year ending with or within the determination year for the look back year (as defined in Treasury Regulations under Section 414(q) of the Code) calculation for determining which Employees are Highly Compensated Employees. The determination year shall be the months (if any) in the current Plan Year which follow the end of the calendar look-back year. If the Employer elects to make the calendar year election with respect to any Plan, entity or arrangement, the election must apply to all of the Plans, entities, and arrangements of the Employer.


                                     Page 14
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          / /  Employer elects to use the calendar year to determine whether an
               Employee is Highly Compensated Employee in the look-back year.

     14.6 VALUATION DATE for purposes of distributions, the Plan shall have the following interim Valuation Dates:

          a.        / /  Daily (each day of the Plan Year)

          b.        / /  Quarterly (last day of each quarter of the Plan Year)

          c.        / /  Other _______________________________________________

15. CLAIMS FOR EXCESS ELECTIVE DEFERRALS: Participants may notify the Plan of and claim Excess Elective Deferrals for the preceding calendar year by submitting their claims in writing to the Plan Administrator by March 1.

16.  ACTUAL DEFERRAL AND CONTRIBUTION PERCENTAGES

     16.1 Qualified Matching Contributions and Qualified Non-Elective Contributions may be taken into account as Elective Deferrals for purposes of calculating the Actual Deferral Percentages. In determining Elective Deferrals for the purpose of the ADP test the Employer shall include such Qualified Matching Contributions and such Qualified Non-Elective Contributions under this Plan or any other Plan of the Employer as necessary to meet the test and as provided for by regulations under the Code.

     16.2 The amount of such contributions taken into account as Elective Deferrals for purposes of calculating the Actual Deferral Percentage, subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be those contributions as needed to meet the test. Employer elections regarding Qualified Matching Contributions are set forth in Section 12 above.

     16.3 Qualified Matching Contributions and Qualified Non-Elective Contributions may be taken into account as Contributions for purposes of calculating the Actual Contribution Percentages. In determining which contributions shall be counted for the purpose of the ACP test the Employer shall include such Qualified Matching Contributions and such Qualified Non-Elective Contributions under this Plan or any other Plan of the Employer as necessary to meet the test and as provided for by regulations under the Code.

     16.4 The amount of such contributions taken into account as Contributions for purposes of calculating the Actual Contribution Percentage, subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be those contributions as needed to meet the test. Employer elections regarding vesting for Matching Contributions are set forth in Section 13 above.

17. FORFEITURES: Forfeitures of Matching Contributions shall be: (Required if the Employer elects to make Matching Contributions in this Adoption Agreement)


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

     17.1 / / Applied in the current year of forfeiture to reduce employer contributions.

     17.2 / / Allocated in the current year of forfeiture, after all other forfeitures under the plan, to each Participant's Matching Contribution account in the ratio which each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for such Plan Year. Such forfeitures will not be allocated to the account of any Highly Compensated Employee.

18. / / INDIVIDUAL INVESTMENT DIRECTION: If the Employer has elected this Section, each Participant will have the right to direct the investment of the amount allocated to his Plan account for each of the contribution types which have also been checked below. Each Participant will have the power to direct the investment with respect to those contributions and the earning or losses thereon subject to such rules as the Administrator and the Trustee may deem necessary. Gains and losses of the funds so directed by the Participant shall accrue solely to those funds. The Participant directing the investment of amounts allocated to his account shall be solely responsible for the investment results of such directions. This means that the Participant shall be solely responsible for whatever gains and/or losses are attributable to the amounts allocated to his account for which he directs the investment. Contributions not checked below will be held in a pooled trust and subject to the investment direction and management of the Plan Administrator. If the Participant fails to direct the investment of any contribution type checked below, the failure will be deemed a direction by the Participant to invest said funds in a money market, dollar-a-share fund or similar vehicle chosen by the Plan for this purpose. Claims for excess Elective Deferrals must be submitted by the date elected in Section 15 above.

     18.1      / /  Elective Deferrals

     18.2      / /  Qualified Non-elective Contributions

     18.3      / /  Matching Contributions

     18.4      / /  Qualified Matching Contributions.

     18.5      / /  Profit Sharing Contributions

19.  LIMITATION YEAR shall mean each 12 consecutive month period ending on
     ______________________.

20. LIMITATION IN BENEFITS: If the Employer maintains or has ever maintained, in addition to this Plan, one or more plans which are either qualified defined benefit plans or qualified defined contribution plans other than paired plan:

          Plan  #01 - Adoption Agreement 001

     in which any Participant in this Plan is (or was) a participant or could possibly become a participant, the Employer must complete this Section. The Employer must also complete this Section if it maintains a welfare benefit fund, as defined in Code Section 419(e), or an individual medical account, as defined in Code Section 415(l)(2) under which amounts are treated as annual additions with respect to any participant in this Plan. If the Participant is covered under another qualified defined contribution plan maintained by the Employer, other than a master or prototype plan:

     20.1 / / The provisions of Section 5.5 (B) of the Plan will apply as if the other plan were a master or prototype plan.

     20.2 / / The total Annual Additions will be limited to the maximum permissible amount and excess amounts will be reduced in a manner that precludes Employer discretion, as follows:

     20.3 / / If the Participant is or has ever been a Participant in a defined benefit plan maintained by the Employer, the benefits under the plans will be limited as follows (this method must preclude Employer discretion):


21. MINIMUM CONTRIBUTION FOR TOP HEAVY PLAN: If the Employer maintains one or more defined benefit plans in which a Participant participates in addition to this Plan and does not maintain any other defined contribution plans in which a Participant participates, the minimum benefit requirement applicable to Top Heavy Plans shall be met under this Plan. If the minimum benefit requirement is met under this Plan, the additional minimum benefit shall not be provided.

22. YEAR OF SERVICE shall mean 1000 Hours of Service unless the Employer elects otherwise below.

           Hours of Service (less than 1000 Hours of Service).

23.  PREDECESSOR EMPLOYER:  Service with the following Predecessor Employer(s):


     shall be counted for purposes of (place an "X" in the blank before the item
     selected)      eligibility, _____ Years of Service, and _____ vesting
     (Covered Years of Service).

24. ADMINISTRATOR shall mean the Employer unless the Employer appoints an individual or entity below. The Administrator shall have the sole and ultimate authority to interpret the Plan terms and provisions.

25.  OTHER BENEFITS:


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

     / / Early Retirement Benefit (fully vested): Subject to the Joint and Survivor Annuity requirements, any Participant may retire and receive the entire amount in his Participant Account provided he has attained age _____ and has at least _________ Covered Years of Service.

26.  ACTUARIAL EQUIVALENT:

     For purposes of establishing present value to compute the top heavy ratio, benefit payments shall be discounted only for mortality and interest based on the following:

     26.1      / /  Pre-Retirement Interest Rate _____%.

     26.2 / / Post-Retirement Mortality Table: _________ with _____% interest.

27. PARTICIPATING AFFILIATES: Each Affiliate (i.e., each member of a controlled group of corporations, commonly controlled group of businesses, or an affiliated service group within the meaning of Section 414 of the
     Code) must adopt this Plan as a Participating Affiliate. [Attach additional signature pages if there is more than one Participating Affiliate.]

     Participating Affiliate Name:  ________________________________________
     Employer Tax I.D.:  ___________________________________________________
     Taxable Year:  ________________________________________________________

     By:  _______________________  Title:  ___________________  Date:  _____

28. ADMINISTRATOR: If the Employer has appointed an individual or an entity, the following named individuals shall serve as Plan Administrator.

     Signature by the Administrator (if other than the Employer) is in acknowledgement of acceptance of appointment.

     Administrator(s) Name(s) :              Signature(s):







     Optional Provision - To be elected if Plan Section 10.6 (E) is elected

< 29.>    APPOINTMENT OF TRUSTEE OR CUSTODIAN (Select 29.1 or 29.2)

     Incorporated businesses must name a Trustee. Unincorporated businesses covering one or more Self Employed Individuals may appoint a Custodian or a Trustee.

     29.1 The following individual or entity shall be Trustee(s):

          Name:  ___________________________________________________________

          Address:  ________________________________________________________
          Phone Number:  ___________________________________________________

          Signature by the Trustee is in acknowledgment of acceptance of appointment.

          Signature:  ______________________________________________________

     29.2 The following individual or entity shall be Custodian(s).

          Name:  ___________________________________________________________
          Address:  ________________________________________________________
          Phone Number:  ___________________________________________________

          Signature by the Custodian is in acknowledgment of acceptance of appointment.

          Signature:  ______________________________________________________

     Optional Provision - To be elected if Plan Section 10.6 (E) is not elected

< 29.>    APPOINTMENT OF TRUSTEE:  The  following individual or entity shall be
          Trustee(s):

     Name:  ________________________________________________________________
     Address:  _____________________________________________________________
     Phone Number:  ________________________________________________________

     Signature by the Trustee is in acknowledgment of acceptance of appointment.

     Signature:  ___________________________________________________________

     Optional Provision - To be elected if Plan Section 10.7 is elected.

30. INSURANCE TRUSTEE: Signature by the Trustee is in acknowledgement of acceptance of appointment.

     Insurance Trustee Name:  ______________________________________________

     Signature:  ___________________________________________________________

30.< 31.> ADOPTION AGREEMENT USAGE:

     This Adoption Agreement is only to be used with basic Defined Contribution Plan document 03. The Adopting Employer may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Section 401 of the Internal Revenue Code. In order to obtain the reliance with respect to qualification, application for a determination letter should be made to the appropriate Key District Director of Internal Revenue.

     Failure of the Employer to properly complete this Adoption Agreement may result in the disqualification of this Plan.

31.< 32.> SPONSORING ORGANIZATION - The Sponsoring organization or its authorized representative identified below will inform the adopting employer of any amendments made to the Plan or of the discontinuance or abandonment of the Plan. The organization sponsoring this Plan is:



     The authorized representative of the sponsoring organization is:



The Employer represents that the legal and tax aspects of this Plan and Trust have been duly considered and passed upon by its attorney and/or tax advisor who has determined that it is suitable and has been properly completed and adopted.

ADOPTION FOR THE EMPLOYER


By:  ___________________________________________________  Date:  ______________

Document #61726


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